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                                                                    Exhibit 1.2


                              ATRIUM COMPANIES, INC.
                             (a Delaware corporation)

                                  $175,000,000

                    10 1/2% Senior Subordinated Notes due 2009

                                JOINDER AGREEMENT

                                                                    May 17, 1999
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

      Reference is hereby made to that certain purchase agreement (the "PURCHASE AGREEMENT") dated as of May 10, 1999 among Atrium Companies, Inc., a Delaware corporation (the "COMPANY"), the guarantors named therein (the "GUARANTORS") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

      Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement, and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as a Guarantor as indicated by its signature below and to execute and deliver the Indenture and the Registration Rights Agreement and to deliver a notation of its Guarantee to be endorsed on each Note authenticated under the Indenture; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to a Guarantor in the Purchase Agreement; and (iii) perform

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all obligations and duties required of a Guarantor pursuant to the Purchase
Agreement. Each of the undersigned hereby makes as of the date hereof all of the representations and warranties of a Guarantor in the Purchase Agreement.

     The jurisdiction of incorporation of each of the undersigned is as set forth on ANNEX A hereto.

     THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                         [Signature page follows]


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                                      S-3

     IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York, by its proper and duly authorized officer as of the date set forth above.


                                            HEAT, INC.

                                            H.I.G. VINYL, INC.

                                            CHAMPAGNE INDUSTRIES, INC.

                                            THERMAL INDUSTRIES, INC.

                                            BEST BUILT, INC.


                                            By:   /s/ Jeff L. Hull
                                                  -----------------------------
                                            Name:     JEFF L. HULL
                                            Title:    Executive Vice President
                                                      Treasurer and Secretary

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                                      S-4


CONFIRMED AND ACCEPTED,


as of the date first above written:


MERRILL LYNCH & CO.


MERRILL LYNCH, PIERCE, FENNER & SMITH


          INCORPORATED


By: /s/ Scott P. Gutterman
   -----------------------------------
Name:  Scott P. Gutterman
Title: Vice President


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                                      S-5

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

SUBSIDIARY                     STATE OF INCORPORATION        STATES WHERE QUALIFIED
----------                     ----------------------        ----------------------

Heat, Inc.                            Delaware

H.I.G. Vinyl, Inc.                    Delaware

Champagne Industries, Inc.            Colorado

Thermal Industries, Inc.              Delaware               Connecticut, Florida, Georgia,
                                                             Illinois, Massachusetts,
                                                             Michigan, Missouri, New York,
                                                             North Carolina, Ohio,
                                                             Pennsylvania, Tennessee,
                                                             Virginia

Best Built, Inc.                      Delaware               Washington


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